As filed with the Securities and Exchange Commission on February 13, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KEITHLEY INSTRUMENTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-0794417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

28775 Aurora Road, Solon, Ohio	44139
(Address of Principal Executive Offices)	(Zip Code)

KEITHLEY INSTRUMENTS, INC.
2009 STOCK INCENTIVE PLAN
(Full title of the plan)

Joseph P. Keithley, Chairman, President and Chief Executive Officer
Keithley Instruments, Inc.
28775 Aurora Road, Solon, Ohio 44139
(Name and address of agent for service)
(440) 248-0400
(Telephone number, including area code, of agent for service)

Copies of all notices, orders and communication to:
John M. Gherlein
Baker & Hostetler LLP
3200 National City Center
1900 East Ninth Street
Cleveland, Ohio 44114
(216) 621-0200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum	Proposed maximum
securities	Amount	offering	aggregate	Amount of
to be	to be	price per	offering	registration
registered	registered(1)	share(2)	price(2)	fee(2)
Common Shares, without par value	1,000,000 Shares	$2.965	$2,965,000	$116.52

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the amount of securities registered under this Registration Statement shall include an indeterminate number of additional shares of Common Shares that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Keithley Instruments, Inc. 2009 Stock Incentive Plan.

(2)	The registration fee has been calculated pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low sale prices on February 6, 2009 of the Registrant’s shares of Common Shares as reported on the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
               The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
               The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
               We are subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). We incorporate by reference into this Registration Statement the documents listed below:
a)	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2008;

b)	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008;

c)	Our Current Reports on Form 8-K, filed November 7, 2008, and December 17, 2008;

d)	All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since September 30, 2008;

e)	The description of the Company’s Common Shares contained in Item 11 of the Registrant’s Form 10 Registration Statement (No. 0-13648) as declared effective on July 31, 1985, relating to the registration of the Registrant’s Common Shares under Section 12(g) of the Exchange Act; and

f)	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Common Shares offered pursuant to this Registration Statement have been sold or which deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
               Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 6. Indemnification of Directors and Officers.
               Section 1701.13(E) of the Ohio Revised Code permits a corporation to indemnify or agree to indemnify officers and directors against certain liabilities. Pursuant to Section 1701.13(E) and subject to certain limitations contained therein, Article V of the Company’s Code of Regulations provides that the Company will indemnify any director or officer or any former director or officer of the Company against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such director or officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
     The Company has entered into indemnification contracts with each of its directors and executive officers. These contracts generally: (i) confirm the existing indemnity provided to them under the Company’s Code of Regulations and assure that this indemnity will continue to be provided; (ii) provide that if the Company does not maintain directors’ and officers’ liability insurance, the Company will, in effect, become a self-insurer of the coverage; (iii) provide that the directors and officers shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines and settlement amounts incurred by them in any action or proceeding on account of their service as a director, officer, employee or agent of the Company, or at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member or agent of another corporation, partnership, trust, limited liability company, employee benefit plan or other enterprise or entity; and (iv) provide for the mandatory advancement of expenses to the executive officer or director in connection with the defense of any proceedings, provided that the executive officer or director agrees to reimburse the Company for that advancement if it is ultimately determined that the executive officer or director is not entitled to indemnification for that proceeding under the contract. No indemnity will be provided by the Company under the contracts: (A) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct; (B) if a final court of adjudication determines that such indemnification is not lawful; (C) in respect of any suit in which judgment is rendered for violations of Section 16(b) of the Exchange Act; (D) on account of any remuneration paid which is finally adjudged to have been in violation of law; (E) on account of conduct occurring prior to the time the executive officer or director became an officer, director, employee or agent of the Company or its subsidiaries; or (F) with respect to proceedings initiated or brought voluntarily by the executive officer or director and not by way of defense, except for proceedings brought to enforce rights under the indemnification contract.
     The Company maintains a directors’ and officers’ insurance policy that insures the officers and directors of the Company from claims arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.
Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.01	Restated Articles of Incorporation, adopted August 8, 2008. (Reference is made to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008 (File No. 1-9965), which Exhibit is incorporated herein by reference.)

4.02	Code of Regulations, as amended on February 9, 2008. (Reference is made to Exhibit 3(a) of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008 (File No. 1-9965), which Exhibit is incorporated herein by reference.)

5.01	Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered.

23.01	Consent of PricewaterhouseCoopers LLP.

23.02	Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto).

24.01	Power of Attorney (included on the signature page hereto).
Item 9. Undertakings
               The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (“Securities Act”).

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, That paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
               The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on this 13th day of February, 2009.

KEITHLEY INSTRUMENTS, INC. (Registrant)
By	/s/ Joseph P. Keithley
Joseph P. Keithley
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Keithley and Mark J. Plush, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 13th day of February, 2009.

Chairman, President and Chief Executive Officer
/s/ Joseph P. Keithley Joseph P. Keithley	(Principal Executive Officer)

Vice President and Chief Financial Officer (Principal Financial and
/s/ Mark J. Plush Mark J. Plush	Accounting Officer)

Director
/s/ Brian R. Bachman Brian R. Bachman

Director
/s/ James B. Griswold James B. Griswold

Director
/s/ Leon J. Hendrix, Jr. Leon J. Hendrix, Jr.

Director
/s/ Brian J. Jackman Brian J. Jackman

Director
/s/ N. Mohan Reddy N. Mohan Reddy

Director
/s/ Thomas A. Saponas Thomas A. Saponas

Director
/s/ Barbara V. Scherer Barbara V. Scherer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

4.01	Restated Articles of Incorporation, adopted August 8, 2008. (Reference is made to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008 (File No. 1-9965), which Exhibit is incorporated herein by reference.)

4.02	Code of Regulations, as amended on February 9, 2008. (Reference is made to Exhibit 3(a) of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008 (File No. 1-9965), which Exhibit is incorporated herein by reference.)

5.01	Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered.

23.01	Consent of PricewaterhouseCoopers LLP.

23.02	Consent of Baker & Hostetler LLP (included in Exhibit 5.01 hereto).

24.01	Power of Attorney (included on the signature page hereto).

5